EXHIBIT 5


                        [LETTERHEAD OF CORRERO FISHMAN HAYGOOD
                       PHELPS WEISS WALMSLEY & CASTEIX, L.L.P.]


                                     May 22, 1997





          MidSouth Bancorp, Inc.
          102 Versailles Boulevard
          Lafayette, LA  70501

          Ladies and Gentlemen:

               We have acted as counsel for MidSouth Bancorp, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by MidSouth of 150,000 shares of MidSouth Common Stock, $.10 par value (the "Shares"), pursuant to the terms of the MidSouth Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan").

               As such counsel, we have examined and are familiar with the Articles of Incorporation and By-laws of the Company (each as amended to date), the minutes of the meetings of the stockholders and directors of the Company, and the corporate stock records of the Company. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have considered necessary for purposes of this opinion.

               We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

               We express no opinion as to the laws of any jurisdiction other than those of the United States of America, and the Business Corporation Law of the State of Louisiana.



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MidSouth Bancorp, Inc.
May 22, 1997
Page 2


               Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when awarded in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of common stock of the Company.

               We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   Yours sincerely,



                                   /s/ Correro Fishman Haygood
                                   Phelps  Weiss  Walmsley  & Casteix, L.L.P.